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                                                                 EXHIBIT 10.3




                                       AXA
                               23, Avenue Matignon
                               75008 Paris, France


                                                               May 12, 1992

The Equitable Companies Incorporated
The Equitable Life Assurance Society
  of the United States
787 Seventh Avenue
New York, NY 10019

Dear Sirs:

                  This letter sets forth certain agreements and understandings of the parties hereto in connection with the establishment by AXA, a corporation organized under the laws of France (the "Investor"), of a voting trust (the "Trust") pursuant to the Voting Trust Agreement dated as of May 12, 1992 (as amended from time to time, the "Voting Trust Agreement"), by and among the Investor and Claude Bebear, Patrice Garnier, and Henri de Clermont Tonnerre, as voting trustees (collectively with any successors thereto and in such capacity, the "Trustees"). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Standstill and Registration Rights Agreement dated as of July 18, 1991, as amended (as so amended, the "Standstill Agreement"), among The Equitable Companies Incorporated, a Delaware corporation (the "Company"), The Equitable Life Assurance Society of the United States, a New York mutual life insurance company ("Equitable"), and the Investor or, if not defined therein, in the Investment Agreement dated as of July 18, 1991, as amended (as so amended, the "Investment Agreement"), among the Company, Equitable and the Investor.

                  1. ESTABLISHMENT OF VOTING TRUST; TRUSTEES. The Company and Equitable hereby waive any provision of the Standstill Agreement or of the Investment Agreement that would prohibit the establishment or operation of the Trust pursuant to the Voting Trust Agreement. The parties agree that the Trustees shall be deemed to be Investor Related Parties and Affiliates of the Investor for all purposes under the Standstill Agreement.

                  2. DETERMINATIONS, ETC. The parties hereby agree that any consent, nomination, determination or other action permitted or required to be given, made or taken by the Investor under the Standstill Agreement,

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including without limitation under Sections 4.1, 4.2, 6.1 and 6.2 thereof, may instead be given, made or taken by the Trustees, and if so given, made or taken will be deemed to have been given, made or taken by the Investor for all purposes under the Standstill Agreement and Section 2.5(iv) of the Investment Agreement.

                  3. ACTIONS BY THE COMPANY. The Company hereby agrees to perform, at its own expense, all of the acts and functions contemplated to be performed by it in connection with the Trust and the Voting Trust Agreement under (a) the Voting Trust Agreement, including but not limited to those relating to dividends and distributions, subscription offers and dissolution or liquidation of the Company and (b) the provisions of Section 218 of the Delaware General Corporation Law and Section 1316 of the New York Business Corporation Law relating to filing and making available to the public copies of the Voting Trust Agreement and other documents in the registered office of the Company in the State of Delaware and in the office of the Company or its transfer agent in the State of New York and relating to the issuance and registration of stock. For the avoidance of doubt, the foregoing agreement of the Company shall not require the Company to bear the expense of, or obligate the Company to make any payments to the Trustees or any other person on account of, any taxes that by law are required to be withheld or deducted from any dividend, distribution or other payment in respect of shares deposited with the Trustees.

                  4. CONSENTS AND APPROVALS. For the avoidance of doubt, the parties hereby confirm their agreement and understanding as to the interpretation of the Investment Agreement that, unless the Voting Trust Agreement has been terminated prior to the Second Closing Date or the Superintendent consents to the consummation of the transactions contemplated by the Investment Agreement without the establishment and operation of the Trust, the establishment and operation of the Trust pursuant to the Voting Trust Agreement shall be deemed "transactions contemplated" by the Investment Agreement when such phrase is used in the Investment Agreement (but without in any way limiting the generality of such phrase) and the Voting Trust Agreement shall be deemed one of the "Transaction Agreements" as such phrase is used in the Investment Agreement, in each case for all purposes under the Investment Agreement.


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                  5.   STANDSTILL AGREEMENT AMENDMENT. The parties confirm and
agree that, to the extent Paragraphs 1 and 2 of this letter agreement are inconsistent with the Standstill Agreement, this letter agreement amends the Standstill Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, at which time this letter and your acceptance shall represent a binding agreement among the Company, Equitable and the Investor.

                                            AXA

                                            by /s/ Claude Bebear
                                              --------------------
                                              Title:

Agreed and accepted by

THE EQUITABLE COMPANIES INCORPORATED

by /s/ The Equitable Companies Incorporated
  -----------------------------------------
  Title:


THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES

by /s/ The Equitable Life Assurance Society of the United States
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  Title: